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                                                                   Exhibit 10-21

                            TERM LOAN PROMISSORY NOTE

$399,937.50                                               Dated:  July 17, 2002

     FOR VALUE RECEIVED, the undersigned, James Bazet (the "Borrower"), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of COBRA ELECTRONICS CORPORATION, a Delaware corporation (the "Company"), at its office at 6500 West Cortland Street, Chicago, Illinois 60707, or at such other place as the holder of this Term Loan Promissory Note ("Term Loan Note") may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of THREE HUNDRED NINETY-NINE THOUSAND NINE HUNDRED THIRTY-SEVEN AND 50/100 DOLLARS ($399,937.50), together with interest on the unpaid principal balance at the rate provided below from the date hereof until the principal amount hereof is paid in full and this Term Loan Note has terminated. This Term Loan Note was executed pursuant to an authorization of the Company's Board of Directors, pursuant to which the Company agrees to extend credit to the Borrower for the purpose of the Borrower's exercising 71,100 Incentive Stock Options.

     The entire principal indebtedness evidenced hereby, together with all accrued but unpaid interest thereon, shall be due and payable on July 18, 2006 (the "Maturity Date"); provided, however, that the Borrower may, at his option and without penalty or premium, prepay the outstanding principal balance and accrued interest thereon, or any portion thereof, at any time prior to the Maturity Date. Any such prepayment of less than the entire outstanding principal balance hereof shall be applied first to all accrued but unpaid interest hereunder, and second to the unpaid principal balance hereof. Interest shall accrue on the unpaid principal balance hereof at a floating per annum rate equal to LaSalle Bank National Association's publicly announced prime rate in effect from time to time or, if such bank's prime rate is unascertainable, the prime rate as published from time to time in the "Money Rates" section of The Wall Street Journal. Interest shall be payable on July 18 in each year, commencing July 18, 2003, and on the Maturity Date, and shall be payable after the Maturity Date upon demand; provided, however, that the Borrower may, at his option by written notice to the Company, elect to add the interest due and payable on any interest payment date prior to the Maturity Date to the outstanding principal balance hereof and interest shall thereafter accrue thereon as provided above. The Borrower further agrees to pay all costs and expenses incurred by the Company in connection with the collection or enforcement of the Borrower's obligations hereunder.

     Each of the following shall constitute an Event of Default under this Term Loan Note:

          (1) Borrower fails to pay when due, whether by acceleration or otherwise, any payment required under this Term Loan Note;

          (2) Borrower fails generally to pay, or admits in writing his inability to pay, his debts as they mature, or applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for the Borrower or for a substantial part of the Borrower's property, or makes a general assignment for the benefit of creditors; or, in the

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     absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Borrower or for a substantial part of the Borrower's property, or any bankruptcy, debt arrangement or other proceeding under any bankruptcy or insolvency law is instituted by or against the Borrower, or any warrant of attachment or similar legal process is issued against any substantial part of the property of the Borrower, and such trustee, receiver, custodian, proceeding or process, as the case may be, is not discharged, satisfied, dismissed, stayed or lifted, as applicable, within sixty (60) days; or

          (3) There shall be entered against the Borrower one or more judgments or decrees in excess of $100,000 in the aggregate at any one time outstanding, excluding those judgments or decrees (a) that shall have been outstanding less than sixty (60) calendar days from the entry thereof or
     (b) for and to the extent to which the Borrower is insured and with respect to which the insurer has assumed responsibility in writing or for and to the extent to which the Borrower is otherwise indemnified if the terms of such indemnification are satisfactory to the Company.

In the event that one or more Events of Default described in clause (2) above shall occur, all principal, interest and other obligations and liabilities of the Borrower hereunder (the "Obligations") shall be immediately due and payable without demand, notice or declaration of any kind whatsoever. In the event an Event of Default other than one described in clause (2) above shall occur, the Company, in its sole discretion, may declare the Obligations due and payable without demand or notice of any kind whatsoever, whereupon all of the Obligations shall be immediately due and payable. The Company shall promptly advise the Borrower of any such declaration, but failure to do so shall not impair the effect of such declaration.

     To the extent not waived in the preceding paragraph, demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower.

     This Term Loan Note shall terminate upon the payment in full of all of the Obligations of the Borrower to the Company hereunder.

     This Term Loan Note has been delivered at and shall be deemed to have been made in Chicago, Illinois and shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Illinois. Whenever possible each provision of this Term Loan Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Term Loan Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Term Loan Note. THIS TERM LOAN NOTE IS NON-NEGOTIABLE, AND UNDER NO CIRCUMSTANCES SHALL THE SAME BE CONSTRUED AS A NEGOTIABLE INSTRUMENT UNDER THE UNIFORM COMMERCIAL CODE, AS ENACTED IN ANY RELEVANT JURISDICTION. Whenever in this Term Loan Note reference is made to the Company or the Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Term Loan Note shall be binding upon and shall inure to the

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benefit of said successors and assigns. The Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for the Borrower.
                                                  /s/ James Bazet
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                                                      James Bazet

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